UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 29, 2003

CELL GENESYS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State of Other Jurisdiction of Incorporation)

0-19986	94-3061375
(Commission File Number)	(IRS Employer Identification Number)

500 Forbes Boulevard South San Francisco, California   94080
(Address of principal executive offices including zip code)

(650) 266-3000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Events

    On August 28, 2003, Cell Genesys, Inc. announced that it has reached an agreement with the pharmaceutical division of Japan Tobacco Inc. (JT) regarding approximately $16.8 million in connection with a former collaboration agreement with JT for GVAX ® cancer vaccines. A copy of the press release of Cell Genesys with repect to the agreement is included herein as Exhibit 99.1 and is incorporated by reference into this item 5.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

 (c) Exhibits

99.1 Press Release, issued August 28, 2003, announcing that Cell Genesys and has reached an agreement regarding approximately $16.8 million in connection with a previously terminated GVAX ® collaboration agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 29, 2003

CELL GENESYS, INC.

By:	/s/ Matthew J. Pfeffer

Matthew J. Pfeffer
Vice President and Chief Financial Officer (Principal Accounting Officer)